Exhibit 32.1

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      The undersigned, the Chief Executive Officer of LCC International, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the quarterly period ended June 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to LCC International, Inc. and will be retained by LCC International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ C. THOMAS FAULDERS, III

C. Thomas Faulders, III
Chief Executive Officer
August 12, 2003

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